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                                                                     EXHIBIT 3.4


                           CERTIFICATE OF AMENDMENT

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                NET2PHONE, INC.


     NET2PHONE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The name of the corporation is Net2Phone, Inc. (hereinafter the "Corporation").

     2. The Corporation's Certificate of Incorporation was initially filed with the Secretary of State of the State of Delaware on October 10, 1997 and was amended and restated on May 14, 1999.

3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section (e)(11) of Article Fourth thereof and replacing it with the following:

          (11) Automatic Conversion.  Each share of Series A Preferred shall
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automatically be converted into shares of Class A Stock, based on the then-
effective applicable Conversion Price, immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (an "IPO") in which (i) the valuation of the Corporation on a fully-diluted basis including options reserved under option plans at the time of such IPO, calculated based on the per share offering price of the IPO (excluding proceeds from the IPO), is equal to or greater than $150,000,000, and (ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) from such IPO are at least $30,000,000 (a "Qualifying Public Offering"). Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Paragraph (e)(12).


     [Signature Page follows]
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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed on its behalf this 16th day of July, 1999.

                              NET2PHONE, INC.

                              By:/s/ Howard S. Balter
                                 -----------------------------------
                                 Name: Howard S. Balter
                                 Title: Chief Executive Officer